Exhibit 99.1
APi Group Completes Acquisition of Elevated Facility Services Group

-Establishes new statutorily mandated service platform in the highly attractive elevator and escalator services space-
- Accelerates business mix shift towards 60% of revenues from inspection, service, and monitoring-
-Company raises full year guidance-
New Brighton, Minnesota – June 4, 2024 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today announced that it has completed its previously announced acquisition of Elevated Facility Services Group (“Elevated”) from a fund managed by L Squared Capital Partners for approximately $570 million.
Headquartered in Tampa, Florida, Elevated has approximately 600 leaders and serves customers in over 18 states. Elevated is a premier provider of contractually based services for all major brands of elevator and escalator equipment. Elevated is expected to contribute approximately $220 million in annual revenue at an approximate 20% adjusted EBITDA margin.
Russ Becker, APi’s President and Chief Executive Officer stated: “Today we welcome our 600 new teammates to the APi family and begin our work leveraging the opportunities created by this acquisition. We are excited to collaborate with Elevated and its talented leadership team as we expand into the $10+ billion U.S. elevator and escalator services market. This acquisition further strengthens APi’s financial profile and represents a continuation of our focus on building a robust line of businesses that provide mandatorily required life safety services."
Becker continued, “We believe there is a long runway of opportunity for Elevated to grow organically and through acquisition. The strength of our balance sheet today and our track record executing complementary bolt-on M&A over the last 20 years makes APi the perfect owner to help Elevated accelerate its growth in the fragmented elevator and escalator services market. We expect the second half of 2024 to bring record profitability and a return to strong organic revenue growth. Our updated full year guidance for net revenues including Elevated represents reported revenue growth of approximately 7% to 11% and organic revenue growth of approximately 5% to 9% in the back half of year.”

2024 Full Year Guidance
APi is raising its full year net revenue and adjusted EBITDA guidance.
•Net Revenues of $7,150 to $7,350 million, up from $7,050 to $7,250 million
•Adjusted EBITDA of $875 to $925 million, up from $855 to $905 million
•Adjusted Free Cash Flow Conversion of approximately 70% remains unchanged

	Net Revenues			Adjusted EBITDA
February 2024	$7,050	–	$7,250	$855	–	$905
(-) Current FX Impact (1)		–			–
(-) Specialty Services Divestitures		($20)			($2)
(+) Safety Services Acquisitions	$120	–	$130	$23	–	$24
June 2024	$7,150	–	$7,350	$875	–	$925
Note: All amounts shown in millions
(1) Reflects change in impact from February 2024 guide to June 2024 guide.

APi now expects full year 2024 interest expense to be approximately $145 million, down from $150 million. Prior expectations for full year 2024 depreciation of approximately $80 million, capital expenditures of approximately $95 million, adjusted effective tax rate of approximately 23% and adjusted weighted average share count of approximately 279 million remain unchanged.

About APi:
APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.
Investor Relations and Media Inquiries:
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us

Non-GAAP Financial Measures
This press release contains a non-U.S. GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses the non-U.S. GAAP financial measure included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that this non-U.S. GAAP financial measures and the information it provides is useful to investors since this measure (a) permits investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permits investors to compare the Company with its peers,(c) determines certain elements of management’s incentive compensation and (d) provides consistent period-to-period comparisons of the results. Specifically:
•Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.
•The Company also presents organic changes in net revenues on a consolidated basis or segment specific basis to provide a more complete understanding of underlying revenue trends by providing net revenues on a consistent basis as it excludes the impacts of material acquisitions, completed divestitures, and changes in foreign currency from year-over-year comparisons on reported net revenues, calculated as the difference between the reported net revenues for the current period and reported net revenues for the current period converted at fixed foreign currency exchange rates (excluding material acquisitions and divestitures). The remainder is divided by prior year fixed currency net revenues, excluding the impacts of completed divestitures.
While the Company believes this non-U.S. GAAP measure is useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, this non-U.S. GAAP financial measure may differ from similar measures presented by other companies.
The Company does not provide reconciliations of forward-looking non-U.S. GAAP adjusted EBITDA and growth in organic net revenues to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for acquisitions and divestitures, business transformation and other expenses for the integration of acquired businesses, one-time and other events such as impairment charges, transaction and other costs related to acquisitions, restructuring costs, amortization of intangible assets, and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Forward-Looking Statements and Disclaimers
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts. These statements include (i) the Company’s expectations and beliefs regarding the acquisition of Elevated, including with respect to the Company’s market position, the Company’s long-term strategies and targets, the expected revenue contribution, that the acquisition will be accretive, and the expected synergies.
These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-

looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally;(ii) failure to realize the anticipated benefits of the acquisition of Elevated and its ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (iii) changes in applicable laws or regulations; (iv) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (v) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date.